  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Six Months Ended
June 30, 2008

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2008

TABLE OF CONTENTS

Page

Earnings Press Release	2 – 9

Financial Highlights	10 – 11

Funds From Operations and Other Information	12

Debt Schedule	13 – 14

Top Ten Retail Tenants	15

Lease Expiration Analysis	16 – 18

Leasing Activity	19 – 24

Same Store Net Operating Income Analysis	25

Property Transactions	26

Unconsolidated Joint Ventures	27 – 34

Property List	35 – 46

This supplemental financial information contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation

Reports Financial Results for Second Quarter 2008

OAK BROOK, IL (August 5, 2008) – Inland Real Estate Corporation (NYSE: IRC) today announced financial and operational results for the second quarter ended June 30, 2008.

Quarter and Recent Highlights

•

Funds from Operations (FFO) of $23.8 million or $0.36 per share (basic and diluted) for second quarter 2008, representing increases of 3.8 percent and 2.9 percent, respectively, over second quarter 2007

•

Second quarter total revenue increased 4.6 percent to $47.7 million and joint venture fee income increased 201.7 percent to $1.4 million, year-over-year

•

Same store net operating income up 3.2 percent and 1.3 percent for the three and six-month periods, respectively

•

Total of 68 leases executed for rental of 334,195 aggregate square feet; second quarter average base rents for new and renewal leases up 14.9 percent and 12.6 percent, respectively, over expiring rates

•

Five properties, four Bank of America office buildings and University of Phoenix building acquired through the asset management joint venture with Inland Real Estate Exchange Corporation (IREX)

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (REITs), for the three months ended June 30, 2008, was $23.8 million, an increase of 3.8 percent or approximately $0.9 million, compared to $23.0 million for the three months ended June 30, 2007.  On a per share basis, FFO was $0.36 (basic and diluted) for the three months ended June 30, 2008, an increase of $0.01 or 2.9 percent compared to the three months ended June 30, 2007.  The increases in FFO and FFO per share for the quarter were primarily due to a deferred partnership gain of $3.2 million recognized upon repayment of the related mortgage receivable.  Also contributing was an increase in fee income related to the IREX joint venture, greater gains on the sale of certain investment securities compared to the second quarter 2007, plus an increase in same store net operating income.  These gains were partially offset by the recording of a non-cash charge of $2.5 million related to a decline in value of certain investment securities which were determined to be other than temporary during the period, and to a $0.7 million impairment recorded to adjust the book value of a consolidated property currently under contract for sale.

The Company reported that net income was $10.0 million for the three months ended June 30, 2008, a decrease of 6.8 percent compared to net income of $10.7 million for the three months ended June 30, 2007.  On a per share basis, net income was $0.15 per share (basic and diluted) for the three months ended June 30, 2008, a decrease of 6.3 percent compared to $0.16 per share (basic and diluted) for the three months ended June 30, 2007.  Second quarter net income and net income per share decreased primarily due to the aforementioned items as well as greater depreciation expense, primarily resulting from the write-off of tenant improvements related to vacancies.

FFO decreased $0.4 million or 0.9 percent to $46.7 million for the six months ended June 30, 2008.  On a per share basis, FFO decreased by 1.4 percent or $0.01 to $0.71 from $0.72 for the same year ago period.

Net income was $20.4 million for the six months ended June 30, 2008, a decrease of $2.0 million or 8.9 percent compared to net income of $22.4 million for the six months ended June 30, 2007.  Net income per share was $0.31 (basic and diluted) for the six months ended June 30, 2008, a decrease of $0.03 or 8.8 percent from the prior year period.

The decreases in FFO and FFO per share and net income and net income per share for the six-month period are primarily due to the aforementioned items and greater gains from sales of vacant land parcels through our unconsolidated joint ventures in the prior year same period.

A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this release.

“I am pleased to report FFO growth of 3.8 percent for the quarter, notwithstanding a difficult market environment that has impacted certain near term operations,” said Mark Zalatoris, Inland Real Estate Corporation’s president and chief executive officer. “We enjoyed successful leasing results, due to the in-demand locations of our properties, which resulted in an increase of more than 3 percent in same store net operating income this quarter.  As well, our joint venture initiatives generated $2.4 million in fee income in the first half of the fiscal year, an increase of more than 116 percent over the same period last year.”  Mr. Zalatoris added, “We believe a resilient platform of well-located value and necessity-based retail assets in stable Midwest markets, combined with controlled growth initiatives, will sustain and benefit the Company over the long term.”

Portfolio Performance
For the quarter, total revenues increased $2.1 million or 4.6 percent to $47.7 million from $45.6 million in the second quarter 2007. Total revenues for the six months ended June 30, 2008, increased $4.4 million or 4.8 percent to $97.8 million from $93.3 million in the same period prior year.  The increases in revenues for the three and six-month periods ended June 30, 2008, were primarily the result of increased fee income from unconsolidated joint ventures and increased tenant recovery income due to a larger amount of recoverable expense compared to the same periods prior year.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and six month periods during each year.  A total of 126 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Same store net operating income (excluding the impact of straight-line and intangible lease rent) for the quarter was $31.5 million, an increase of $1.0 million or 3.2 percent compared to

$30.5 million in the second quarter 2007.  For the six months ended June 30, 2008, same store net operating income increased $0.8 million or 1.3 percent to $61.8 million from $61.0 million in the same period prior year.  The three and six month increases in same store net operating income were primarily due to lease termination income of approximately $1.1 million recorded during the quarter, as well as ongoing leasing gains and a decrease in non-reimbursable tenant-related expenses from the comparable periods prior year.  These items were partially offset by the impact on revenue of certain previously disclosed big-box vacancies.  Adjusted for the impact of lease termination income in the quarter, same store net operating income would have been essentially flat compared to the same periods prior year.

As of June 30, 2008, financial occupancy for the Company’s same store portfolio was 93.1 percent, compared to 94.3 percent as of March 31, 2008, and 93.9 percent as of June 30, 2007.

Leasing
The Company reported consistently strong leasing activity across its portfolio during the quarter.  For the three months ended June 30, 2008, the Company executed a total of 68 leases aggregating 334,195 square feet of gross leasable area (GLA).  This included 15 new leases comprising 99,857 square feet with an average rental rate of $10.17 per square foot, representing a 14.9 percent increase over the average expiring rate.  The 50 renewal leases comprise 230,200 square feet with an average rental rate of $12.90 per square foot, representing a 12.6 percent increase over the average expiring rate.  The 3 non-comparable leases, consisting of new, previously unleased space, comprise 4,138 square feet with an average base rent of $24.17.  As of June 30, 2008, the Company’s total portfolio was 93.6 percent leased, compared to 95.2 percent leased as of March 31, 2008, and 95.7 percent leased as of June 30, 2007.  Financial occupancy for the entire portfolio was 93.6 percent as of June 30, 2008, compared to 94.8 percent as of March 31, 2008, and 94.8 percent as of June 30, 2007.  The decrease in leased and financial occupancy can be attributed in most part to the vacancies created by the Wickes Furniture bankruptcy.

EBITDA, Balance Sheet, Market Value and Liquidity
Earnings before interest, taxes, depreciation and amortization (EBITDA) was $36.8 million for the quarter, a decrease of 1.4 percent compared to $37.3 million for the second quarter 2007.  For the six-month period ended June 30, 2008, EBITDA was $73.3 million, a decrease of 1.1 percent from $74.2 million in the prior year same period.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

EBITDA coverage of interest expense was 2.8 times for the three months ended June 30, 2008, compared to 2.7 times reported in the prior quarter and the 2.6 times reported for the second quarter 2007.  The Company has provided EBITDA and related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding its ability to service and incur debt.

As of June 30, 2008, the Company had an equity market capitalization of approximately $952.4 million and $1.0 billion of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of approximately $2.0 billion and a debt-to-total market capitalization of 51.7 percent.  Including the convertible notes, 82.8 percent of this debt was fixed at a weighted average interest rate of 5.06 percent.

During the quarter the Company renewed its three-year $150.0 million unsecured line of credit, and negotiated an increase to $155.0 million, with an expanded lending group comprised of KeyBank, Wachovia, Bank of America, Wells Fargo and Bank of Montreal.  As of June 30 2008, the Company had $85.0 million outstanding on its unsecured line of credit, with up to $70.0 million available. The Company uses this for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Acquisitions
During the quarter the Company acquired through its joint venture with IREX an 18,018 square-foot, single-tenant office property in Merrillville, IN, for $5.6 million. The office building is currently leased to the University of Phoenix, Inc., a wholly-owned subsidiary of the Apollo Group, Inc.

Subsequent to the end of the quarter, the Company contributed approximately $60.8 million in cash to the IREX joint venture to acquire four office buildings in sale-leaseback transactions from Bank of America, N.A., for an aggregate purchase price of $152.6 million, including approximately $90.0 million of mortgage debt.  The buildings in Pennsylvania, Nevada, Maryland and New Mexico comprise a total of approximately 840,000 square feet of space and are 100 percent leased by Bank of America.

Dispositions

The Company sold Wilson Plaza, an 11,160 square foot neighborhood shopping center in Batavia, IL, for approximately $1.7 million during the quarter.  Proceeds from this disposition were used to pay down debt and for general corporate purposes.

Joint Venture Activity

During the quarter the Company contributed to its joint venture with IREX, Fox Run Square, a 143,512 square foot neighborhood shopping center in Naperville, IL, anchored by Dominick’s Finer Foods and Ace Hardware that was acquired in January 2008.  In addition, in July the Company closed the sales of three office properties acquired in sale-leaseback transactions with AT&T Services and the Greenfield Commons shopping center to 1031 exchange investors.  As of mid-July, all properties acquired through the IREX joint venture in 2007 have been sold.  The Company has recovered, through sales to 1031 exchange investors, the capital originally invested to acquire the properties and has recycled that capital into additional IREX joint venture acquisitions.

During the quarter the Company sold for $2.4 million 4.7 acres of land at the North Aurora Towne Centre development in North Aurora, IL, to Ashley Furniture for the development of a 50,000 square foot furniture store.  Subsequent to the end of the quarter, the Company sold for $1.2 million 1.2 acres of land at the Orchard Crossing development in Ft. Wayne, IN, to Arby’s for construction of a 3,500 square foot restaurant.

Dividends
In May, June and July 2008, the Company paid monthly cash dividends to stockholders of $0.08167 per common share.  The Company currently pays annual dividends at the rate of $0.98 per share. The July dividend is the 153rd consecutive monthly dividend paid by Inland Real Estate Corporation to stockholders.

Guidance

The Company reiterates original guidance that FFO per common share (basic and diluted) for fiscal year 2008 will be in the range of $1.46 to $1.49.

Conference Call/Webcast
The Company will host a management conference call to discuss its financial results on Tuesday, August 5, 2008 at 2:00 p.m. CT (3:00 p.m. ET).  Hosting the conference call for the Company will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer, and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-800-860-2442 or 1-412-858-4600 for international callers.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 4:00 p.m. CT (5:00 p.m. ET) on August 5, 2008, until 8:00 a.m. CT (9:00 a.m. ET) on August 13, 2008.  Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the replay passcode 421300#.  An online playback of the webcast will be archived for at least 60 days in the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 146 neighborhood, community, power, and lifestyle retail centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three and six months ended June 30, 2008, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
June 30, 2008 and December 31, 2007
(In thousands except per share data)

	June 30, 2008 (unaudited)	December 31, 2007
Assets:

Investment properties:
Land	$349,974	347,804
Construction in progress	2,913	1,573
Building and improvements	936,895	970,231

	1,289,782	1,319,608
Less accumulated depreciation	263,001	250,433

Net investment properties	1,026,781	1,069,175

Cash and cash equivalents	16,706	18,378
Investment in securities	17,397	18,074
Accounts and mortgage receivable	49,486	63,986
Investment in and advances to unconsolidated joint ventures	97,833	103,952
Acquired lease intangibles, net	22,560	27,409
Deferred costs, net	9,632	9,592
Other assets	9,317	10,753

Total assets	$1,249,712	1,321,319

Liabilities:

Accounts payable and accrued expenses	$34,146	35,590
Acquired below market lease intangibles, net	3,201	3,429
Distributions payable	5,394	5,363
Mortgages payable	562,830	606,680
Line of credit	85,000	100,000
Convertible notes	180,000	180,000
Other liabilities	17,982	24,404

Total liabilities	888,553	955,466

Commitments and contingencies

Minority interest	2,337	2,494

Stockholders' Equity:

Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and no change outstanding at June 30, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 66,047 and 65,669 Shares issued and outstanding at June 30, 2008 and December 31 2007, respectively	661	657
Additional paid-in capital (net of offering costs of $58,816)	620,959	615,298
Accumulated distributions in excess of net income	(260,150)	(248,262)
Accumulated other comprehensive loss	(2,648)	(4,334)

Total stockholders' equity	358,822	363,359

Total liabilities and stockholders' equity	$1,249,712	1,321,319

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and six months ended June 30, 2008 and 2007 (unaudited)
(In thousands except per share data)

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
Revenues:
Rental income	$32,430	33,354	65,562	64,989
Tenant recoveries	12,355	10,657	27,789	25,385
Other property income	1,495	1,118	1,985	1,839
Fee income from unconsolidated joint ventures	1,433	475	2,449	1,131
Total revenues	47,713	45,604	97,785	93,344

Expenses:
Property operating expenses	6,051	4,962	15,225	12,865
Real estate tax expense	8,225	7,841	16,625	15,942
Depreciation and amortization	11,866	10,950	22,678	20,919
Provision for asset impairment	666	-	666	-
General and administrative expenses	3,538	3,040	6,591	6,364
Total expenses	30,346	26,793	61,785	56,090

Operating income	17,367	18,811	36,000	37,254

Other income (expense)	(270)	1,310	1,084	2,540
Gain on sale of joint venture interest	3,321	307	3,975	2,229
Gain on extinguishment of debt	-	319	-	319
Interest expense	(10,869)	(12,357)	(22,609)	(23,761)
Minority interest	(103)	(111)	(216)	(219)
Income before equity in earnings of unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	9,446	8,279	18,234	18,362

Income tax benefit (expense) of taxable REIT subsidiary	(163)	10	(406)	(424)
Equity in earning of unconsolidated joint ventures	389	1,010	1,352	2,943
Income from continuing operations	9,672	9,299	19,180	20,881
Income from discontinued operations	303	1,406	1,223	1,517

Net income available to common stockholders	9,975	10,705	20,403	22,398

Other comprehensive income:
Unrealized gain (loss) on investment securities	1,146	127	1,707	(285)
Unrealized gain (loss) on derivative instruments	367	-	(21)	-
Comprehensive income	$11,488	10,832	22,089	22,113

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.15	0.14	0.29	0.32
Discontinued operations	-	0.02	0.02	0.02
Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.16	0.31	0.34

Weighted average number of common shares outstanding – basic	65,929	65,178	65,839	65,109
Weighted average number of common shares outstanding – diluted	65,989	65,248	65,899	65,179

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

Net income available to common stockholders	$9,975	10,705	20,404	22,398
Gain on sale of investment properties, net of minority interest	(517)	(1,223)	(1,348)	(1,223)
Equity in depreciation of unconsolidated joint ventures	2,582	2,490	5,124	4,952
Amortization on in-place lease intangibles	753	946	1,612	1,644
Amortization on leasing commissions	312	194	507	362
Depreciation, net of minority interest	10,719	9,845	20,435	19,020

Funds From Operations	$23,824	22,957	46,734	47,153

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.16	0.31	0.34

Funds From Operations, per common share – basic and diluted	$0.36	0.35	0.71	0.72

Weighted average number of common shares outstanding, basic	65,929	65,178	65,839	65,109

Weighted average number of common shares outstanding, diluted	65,989	65,248	65,899	65,179

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

Income from continuing operations	$9,672	9,299	19,180	20,881
Gain on non-operating property	(256)	-	(681)	(1,312)
Income tax benefit (expense) of taxable REIT subsidiary	163	(10)	406	424
Income (loss) from discontinued operations, excluding gains	(214)	183	(123)	294
Interest expense	10,869	12,357	22,609	23,761
Interest expense associated with discontinued operations	-	113	29	289
Interest expense associated with unconsolidated joint ventures	2,067	1,770	4,050	3,675
Depreciation and amortization	11,866	10,950	22,678	20,919
Depreciation and amortization associated with discontinued operations	4	117	43	271
Depreciation and amortization associated with unconsolidated joint ventures	2,582	2,490	5,124	4,952

EBITDA	$36,753	37,269	73,315	74,154

Total Interest Expense	$12,936	14,240	26,688	27,725

EBITDA: Interest Expense Coverage Ratio	2.8 x	2.6 x	2.7 x	2.7 x

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008 and 2007
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended June 30,2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

Total revenues	$47,713	45,604	97,785	93,344

Net income available to common stockholders (1)	$9,975	10,705	20,404	22,398
Gain on sale of investment properties, net of minority interest	(517)	(1,223)	(1,348)	(1,223)
Equity in depreciation of unconsolidated ventures	2,582	2,490	5,124	4,952
Amortization on in-place leases intangibles	753	946	1,612	1,644
Amortization on leasing commissions	312	194	507	362
Depreciation, net of minority interest	10,719	9,845	20,435	19,020
Funds From Operations	$23,824	22,957	46,734	47,153

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.16	0.31	0.34

Funds From Operations per weighted average common share – basic and diluted	$0.36	0.35	0.71	0.72

Distributions Declared	$16,168	15,982	32,291	31,717
Distributions Per Common Share	$0.25	0.24	0.49	0.49
Distributions / Funds From Operations Payout Ratio	67.9%	69.6%	69.1%	67.3%
Weighted Average Commons Shares Outstanding, Diluted	65,989	65,248	65,899	65,179

	As of June 30, 2008	As of June 30, 2007

Total Assets	$1,249,712	1,368,491

General and Administrative Expenses	Three months ended June 30,2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

General and Administrative Expenses (G&A)	$3,538	3,040	6,591	6,364
G&A Expenses as a Percentage of Total Revenue	7.4%	6.7%	6.7%	6.8%
Annualized G&A Expenses as a Percentage of Total Assets	1.13%	0.89%	1.05%	0.93%

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008 and 2007
(In thousands except per share and square footage data)

Net Operating Income	Three months ended June 30,2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

Net Operating Income (NOI) (Cash basis)	$32,209	32,189	64,013	63,039
Same Store Net Operating Income (Cash basis)	$31,460	30,478	61,800	61,005
Same Store NOI Percentage Increase Over Prior Year Period	3.2%		1.3%

Consolidated Occupancy	As of June 30,2008	As of June 30, 2007

Leased Occupancy	93.6%	94.8%
Financial Occupancy	93.2%	93.9%
Same Store Financial Occupancy	93.1%	93.9%

Unconsolidated Occupancy	As of June 30,2008	As of June 30, 2007

Leased Occupancy	94.0%	97.9%
Financial Occupancy	94.1%	96.4%

Total Occupancy	As of June 30,2008	As of June 30, 2007

Leased Occupancy	93.6%	95.7%
Financial Occupancy	93.6%	94.5%

Capitalization	As of June 30, 2008	As of June 30, 2007

Total Shares Outstanding	$66,047	65,297
Closing Price Per Share	14.42	16.98
Equity Market Capitalization	952,398	1,108,743
Total Debt (3)	1,020,215	1,087,093
Total Market Capitalization	$1,972,613	2,195,836

Debt to Total Market Capitalization	51.7%	49.5%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of intangible leases, interest, depreciation, amortization, bad debt and general and administrative expenses.

(3)

Includes pro-rata share of unconsolidated joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008 and 2007
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007

Net income available to common stockholders	$9,975	10,705	20,404	22,398
Gain on sale of investment properties, net of minority interest	(517)	(1,223)	(1,348)	(1,223)
Equity in depreciation of unconsolidated joint ventures	2,582	2,490	5,124	4,952
Amortization on in-place lease intangibles	753	946	1,612	1,644
Amortization on leasing commissions	312	194	507	362
Depreciation, net of minority interest	10,719	9,845	20,435	19,020

Funds From Operations	$23,824	22,957	46,734	47,153

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.16	0.31	0.34

Funds From Operations, per common share – basic and diluted	$0.36	0.35	0.71	0.72

Weighted average number of common shares outstanding, basic	65,929	65,178	65,839	65,109

Weighted average number of common shares outstanding, diluted	65,989	65,248	65,899	65,179

Additional Information
Straight-line rents	$57	465	82	607
Amortization of above and below market rents	63	87	80	172
Amortization of deferred financing fees	571	522	1,086	1,036
Stock based compensation expense	78	80	132	218

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$1,767	1,137	2,108	1,878
Non-maintenance / revenue generating cap ex
Tenant improvements	1,403	1,378	2,738	4,965
Leasing commissions	198	244	393	550

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008
(In thousands except per share and square footage data)

Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at June 30, 2008:

Fixed rate debt
Mortgagee	Interest Rate at June 30, 2008	Maturity Date	Balance at June 30, 2008	Percent of Total Debt
Allstate	5.27%	11/2012	$12,500	1.51%
Allstate	5.27%	12/2012	18,000	2.17%
Allstate	5.87%	09/2009	6,000	0.72%
Allstate	4.65%	01/2010	22,500	2.72%
Allstate (a)	9.25%	12/2009	3,802	0.46%
Allstate	5.19%	08/2012	36,200	4.37%
Archon Financial	4.88%	01/2011	30,720	3.71%
Bank of America	5.01%	10/2010	6,185	0.75%
Bank of America	4.11%	06/2011	5,510	0.67%
Bear Stearns	5.49%	11/2014	3,720	0.45%
Capmark	4.88%	11/2011	9,250	1.12%
Capmark	5.02%	08/2011	8,800	1.06%
Charter One Bank N.A.	5.63%	06/2013	13,275	1.60%
Fifth Third Bank	4.70%	10/2010	12,380	1.50%
John Hancock Life Insurance (a)	7.65%	01/2018	11,762	1.42%
Key Bank	5.00%	10/2010	7,500	0.91%
LaSalle Bank N.A.	5.52%	04/2010	13,550	1.64%
LaSalle Bank N.A.	4.88%	11/2011	12,500	1.51%
Metlife Insurance Company	4.71%	12/2010	20,100	2.43%
Midland Loan Serv (a)	5.17%	04/2014	17,834	2.15%
Principal Life Insurance (b)	5.96%	12/2008	11,000	1.33%
Principal Life Insurance	5.25%	10/2009	7,400	0.89%
Principal Life Insurance	3.99%	06/2010	32,930	3.98%
Principal Life Insurance	5.05%	01/2014	16,250	1.96%
Principal Real Estate	5.05%	04/2014	8,750	1.06%
Prudential Asset Resource (a)	5.83%	12/2014	5,725	0.69%
Wachovia Securities (b)	6.36%	10/2008	54,600	6.60%
Wells Fargo	6.60%	03/2009	8,000	0.97%
Wells Fargo	5.01%	04/2010	15,300	1.85%
Wells Fargo	5.14%	04/2010	11,125	1.34%
Wells Fargo	5.17%	04/2010	23,690	2.86%
Wells Fargo	4.11%	06/2011	33,220	4.01%
Wells Fargo	5.01%	10/2010	1,700	0.21%
Wheaton Bank & Trust	6.04%	04/2013	3,210	0.39%

Total/Weighted Average Fixed Rate Secured	5.22%		$504,988	61.01%

Convertible Notes	4.63%	11/2026	180,000	21.74%

Total/Weighted Average Fixed Rate	5.06%		684,988	82.75%

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008
(In thousands except per share and square footage data)

Variable rate debt
Mortgagee	Interest Rate at June 30, 2008	Maturity Date	Balance at June 30, 2008	Percent of Total Debt

Bank of America	3.98%	03/2009	$23,300	2.81%
LaSalle Bank N.A.	3.36%	12/2010	7,833	0.95%
LaSalle Bank N.A.	3.86%	04/2010	2,468	0.30%
LaSalle Bank N.A.	3.86%	06/2010	2,732	0.33%
LaSalle Bank N.A.	3.86%	06/2010	2,255	0.27%
LaSalle Bank N.A.	3.86%	04/2010	2,400	0.29%
LaSalle Bank N.A.	3.86%	07/2010	10,654	1.28%
LaSalle Bank N.A.	1.95%	12/2014	6,200	0.75%

Total/Weighted Average Variable Rate Secured	3.64%		57,842	6.98%

KeyBank (b)	4.00%	04/2011	85,000	10.27%

Total/Weighted Average Variable Rate	3.85%		142,842	17.25%

Total/Weighted Average Debt	4.85%		$827,830	100.00%

(a)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(b)	Approximately $65,600 of the Company's mortgages payable mature during 2008. The Company intends to replace these loans with new debt at market terms.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008
(In thousands except per share and square footage data)

Top Ten Retail Tenants (Consolidated)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	11	$6,742	5.18%	693,129	6.33%
Dominick's Finer Foods	9	7,120	5.48%	604,208	5.52%
Roundy's	6	3,871	2.98%	379,635	3.47%
K-Mart	3	1,027	0.79%	286,443	2.62%
TJX Companies, Inc. (1)	8	2,043	1.57%	265,577	2.42%
Kroger	4	1,837	1.41%	235,687	2.15%
PetsMart	9	2,891	2.22%	216,624	1.98%
Office Depot	9	2,242	1.72%	198,290	1.81%
Carmax	2	4,021	3.09%	187,851	1.72%
Best Buy	4	2,424	1.86%	183,757	1.68%

Total		$34,218	26.30%	3,251,201	29.70%

Top Ten Retail Tenants (Unconsolidated)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	6	$3,982	9.94%	338,983	10.99%
Dick's	2	1,548	3.86%	165,000	5.35%
TJX Companies, Inc. (1)	5	1,699	4.24%	158,715	5.15%
Bed, Bath and Beyond	2	785	1.96%	89,785	2.91%
K-Mart	1	406	1.01%	86,479	2.80%
Regal Cinemas	1	1,100	2.75%	73,000	2.37%
The Gap	4	979	2.44%	67,965	2.20%
Dominick's Finer Foods	1	726	1.81%	63,111	2.05%
Roundy’s	1	742	1.85%	55,990	1.82%
PetsMart	2	618	1.54%	50,514	1.64%

Total		$12,585	31.40%	1,149,542	37.28%

Top Ten Retail Tenants (Total)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	17	$10,724	6.30%	1,032,112	7.35%
Dominick's Finer Foods	10	7,846	4.61%	667,319	4.75%
Roundy’s	8	4,613	2.71%	435,625	3.10%
TJX Companies, Inc. (1)	13	3,742	2.20%	424,292	3.02%
K Mart	4	1,433	0.84%	372,922	2.66%
PetsMart	11	3,509	2.06%	267,138	1.90%
Kroger	4	1,837	1.08%	235,687	1.68%
Office Depot	10	2,548	1.50%	219,746	1.57%
Carmax	2	4,021	2.36%	187,851	1.34%
Best Buy	4	2,424	1.43%	183,757	1.31%

Total		$42,697	25.09%	4,026,449	28.68%

(1)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Consolidated)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (2)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (3)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.35%	$178	0.13%	$5.00
2008	4	93,716	0.92%	924	0.69%	9.86
2009	22	637,115	6.27%	5,039	3.75%	7.91
2010	14	437,476	4.30%	3,674	2.74%	8.40
2011	24	748,115	7.36%	7,977	5.94%	10.66
2012	24	582,024	5.73%	6,378	4.75%	10.96
2013	26	704,220	6.93%	7,058	5.26%	10.02
2014	16	591,754	5.82%	7,359	5.48%	12.44
2015	13	320,014	3.15%	4,447	3.31%	13.90
2016	11	231,757	2.28%	3,380	2.52%	14.59
2017+	55	2,877,405	28.31%	33,816	25.21%	11.75

TOTAL/WEIGHTED AVERAGE	211	7,259,202	71.42%	$80,230	59.78%	$11.05

ALL NON-ANCHOR LEASES
M-T-M	8	23,414	0.23%	$249	0.19%	$10.63
2008	105	252,382	2.48%	4,134	3.08%	16.36
2009	216	507,085	4.99%	8,882	6.62%	17.52
2010	171	446,190	4.39%	8,535	6.36%	19.13
2011	137	390,639	3.84%	6,744	5.02%	17.26
2012	189	504,912	4.97%	9,522	7.09%	18.86
2013	137	404,038	3.98%	7,893	5.88%	19.54
2014	23	73,054	0.72%	1,439	1.07%	19.70
2015	24	78,556	0.77%	1,791	1.33%	22.80
2016	17	65,292	0.64%	1,296	0.97%	19.86
2017+	38	158,793	1.57%	3,505	2.61%	22.07

TOTAL/WEIGHTED AVERAGE	1,065	2,904,355	28.58%	$53,990	40.22%	$18.59

ALL LEASES
M-T-M	10	59,020	0.58%	$427	0.32%	$7.23
2008	109	346,098	3.40%	5,058	3.77%	14.61
2009	238	1,144,200	11.26%	13,921	10.37%	12.17
2010	185	883,666	8.69%	12,209	9.10%	13.82
2011	161	1,138,754	11.20%	14,721	10.96%	12.93
2012	213	1,086,936	10.70%	15,900	11.85%	14.63
2013	163	1,108,258	10.91%	14,951	11.14%	13.49
2014	39	664,808	6.54%	8,798	6.55%	13.23
2015	37	398,570	3.92%	6,238	4.65%	15.65
2016	28	297,049	2.92%	4,676	3.48%	15.74
2017+	93	3,036,198	29.88%	37,321	27.81%	12.29

TOTAL/WEIGHTED AVERAGE	1,276	10,163,557	100.00%	$134,220	100.00%	$13.21

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(3)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Unconsolidated)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1) (2)

2008	2	30,790	1.06%	$683	1.53%	$22.19
2009	5	140,538	4.85%	1,449	3.25%	10.31
2010	4	95,620	3.30%	1,023	2.29%	10.70
2011	5	155,740	5.37%	1,361	3.05%	8.74
2012	4	130,712	4.51%	1,983	4.45%	15.17
2013	5	147,025	5.07%	1,911	4.29%	13.00
2014	6	153,301	5.29%	1,661	3.72%	10.83
2015	5	154,243	5.32%	1,836	4.12%	11.90
2016	5	156,090	5.38%	1,621	3.64%	10.39
2017+	23	1,058,920	36.52%	14,251	31.96%	13.46

TOTAL/WEIGHTED AVERAGE	64	2,222,979	76.67%	$27,779	62.30%	$12.50

ALL NON-ANCHOR LEASES (1)
2008	8	24,569	0.85%	$453	1.01%	$18.42
2009	41	96,449	3.33%	2,138	4.79%	22.17
2010	45	99,737	3.44%	2,435	5.46%	24.42
2011	24	75,034	2.59%	1,612	3.62%	21.49
2012	30	73,079	2.52%	1,897	4.25%	25.95
2013	16	41,389	1.43%	1,113	2.50%	26.89
2014	20	79,069	2.73%	1,926	4.32%	24.36
2015	21	91,062	3.14%	2,207	4.95%	24.23
2016	11	42,987	1.48%	1,135	2.54%	26.40
2017+	10	53,079	1.82%	1,902	4.26%	35.83

TOTAL/WEIGHTED AVERAGE	226	676,454	23.33%	$16,818	37.70%	$24.86

ALL LEASES
2008	10	55,359	1.91%	$1,136	2.54%	$20.51
2009	46	236,987	8.18%	3,587	8.04%	15.14
2010	49	195,357	6.74%	3,458	7.75%	17.70
2011	29	230,774	7.96%	2,973	6.67%	12.88
2012	34	203,791	7.03%	3,880	8.70%	19.04
2013	21	188,414	6.50%	3,024	6.79%	16.05
2014	26	232,370	8.02%	3,587	8.04%	15.44
2015	26	245,305	8.46%	4,043	9.07%	16.48
2016	16	199,077	6.86%	2,756	6.18%	13.84
2017+	33	1,111,999	38.34%	16,153	36.22%	14.50

TOTAL/WEIGHTED AVERAGE	290	2,899,433	100.00%	$44,597	100.00%	$15.38

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Total)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.27%	$178	0.10%	$5.00
2008	6	124,506	0.95%	1,607	0.90%	12.91
2009	27	777,653	5.95%	6,488	3.63%	8.34
2010	18	533,096	4.08%	4,697	2.63%	8.81
2011	29	903,855	6.92%	9,338	5.22%	10.33
2012	28	712,736	5.46%	8,362	4.68%	11.73
2013	31	851,245	6.52%	8,969	5.01%	10.54
2014	22	745,055	5.70%	9,019	5.04%	12.11
2015	18	474,257	3.63%	6,283	3.51%	13.25
2016	16	387,847	2.97%	5,002	2.80%	12.90
2017+	78	3,936,325	30.13%	48,066	26.88%	12.21

TOTAL/WEIGHTED AVERAGE	275	9,482,181	72.58%	$108,009	60.40%	$11.39

ALL NON-ANCHOR LEASES (1)
M-T-M	8	23,414	0.18%	$249	0.14%	$10.63
2008	113	276,951	2.12%	4,586	2.56%	16.56
2009	257	603,534	4.62%	11,020	6.16%	18.26
2010	216	545,927	4.18%	10,971	6.14%	20.10
2011	161	465,673	3.56%	8,356	4.67%	17.94
2012	219	577,991	4.43%	11,419	6.39%	19.76
2013	153	445,427	3.41%	9,006	5.04%	20.22
2014	43	152,123	1.16%	3,365	1.88%	22.12
2015	45	169,618	1.30%	3,998	2.24%	23.57
2016	28	108,279	0.83%	2,431	1.36%	22.45
2017+	48	211,872	1.63%	5,407	3.02%	25.52

TOTAL/WEIGHTED AVERAGE	1,291	3,580,809	27.42%	$70,808	39.60%	$19.77

ALL LEASES
M-T-M	10	59,020	0.45%	$427	0.24%	$7.23
2008	119	401,457	3.07%	6,194	3.46%	15.43
2009	284	1,381,187	10.57%	17,508	9.79%	12.68
2010	234	1,079,023	8.26%	15,667	8.77%	14.52
2011	190	1,369,528	10.48%	17,694	9.89%	12.92
2012	247	1,290,727	9.89%	19,780	11.07%	15.33
2013	184	1,296,672	9.93%	17,975	10.05%	13.86
2014	65	897,178	6.86%	12,385	6.92%	13.80
2015	63	643,875	4.93%	10,281	5.75%	15.97
2016	44	496,126	3.80%	7,432	4.16%	14.98
2017+	126	4,148,197	31.76%	53,474	29.90%	12.89

TOTAL/WEIGHTED AVERAGE	1,566	13,062,990	100.00%	$178,817	100.00%	$13.69

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis)

New Lease Summary

(Consolidated)

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	16	64,626	$857	$1,148	$291	34.0%
per square foot			$13.26	$17.76	$4.50
2Q2008	12	88,967	$734	$803	$69	9.4%
per square foot			$8.25	$9.03	$0.78

2008 Total	28	153,593	$1,591	$1,951	$360	22.6%
per square foot			$10.36	$12.70	$2.34

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	49	291,568	$2,853	$3,124	$271	9.5%
per square foot			$9.79	$10.71	$0.93
2Q2008	46	223,056	$2,471	$2,783	$312	12.6%
per square foot			$11.08	$12.48	$1.40

2008 Total	95	514,624	$5,324	$5,907	$583	11.0%
per square foot			$10.35	$11.48	$1.13

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	3	80,660	$-	$492
per square foot			$-	$6.10
2Q2008	3	4,138	$-	$100
per square foot			$-	$24.17

2008 Total	6	84,798	$-	$592
per square foot			$-	$6.98

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

(Unconsolidated)

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	2	3,048	$53	$64	$11	20.8%
per square foot			$17.39	$21.00	$3.61
2Q2008	3	10,890	$150	$213	$63	42.0%
per square foot			$13.77	$19.56	$5.79

2008 Total	5	13,938	$203	$277	$74	36.5%
per square foot			$14.56	$19.87	$5.31

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	5	56,299	$619	$684	$65	10.5%
per square foot			$10.99	$12.15	$1.15
2Q2008	4	7,144	$166	$187	$21	12.7%
per square foot			$23.24	$26.18	$2.94

2008 Total	9	63,443	$785	$871	$86	11.0%
per square foot			$12.37	$13.73	$1.36

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	11	47,927	$-	$1,250
per square foot			$-	$26.08
2Q2008	-	-	$-	$-
per square foot			$-	$-

2008 Total	11	47,927	$-	$1,250
per square foot			$-	$26.08

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

(Total)

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	18	67,674	$910	$1,212	$302	33.2%
per square foot			$13.45	$17.91	$4.46
2Q2008	15	99,857	$884	$1,016	$132	14.9%
per square foot			$8.85	$10.17	$1.32

2008 Total	33	167,531	$1,794	$2,228	$434	24.2%
per square foot			$10.71	$13.30	$2.59

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	54	347,867	$3,472	3,808	$336	9.7%
per square foot			$9.98	$10.95	$0.97
2Q2008	50	230,200	$2,637	2,970	$333	12.6%
per square foot			$11.46	$12.90	$1.45

2008 Total	104	578,067	$6,109	6,778	$669	11.0%
per square foot			$10.57	$11.73	$1.16

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	14	128,587	$-	$1,742
per square foot			$-	$13.55
2Q2008	3	4,138	$-	$100
per square foot			$-	$24.17

2008 Total	17	132,725	$-	$1,842
per square foot			$-	$13.88

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2008

 (In thousands except per share and square footage data)

2nd Quarter 2008 Leasing Activity

(Consolidated)

New Leases	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	11	1	12
Gross Leasable Area (Sq.Ft.)	36,085	52,882	88,967
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.03	4.25	9.03

Renewals	Non- Anchors	Anchors	Total

Number of Leases	42	4	46
Gross Leasable Area (Sq.Ft.)	108,867	114,189	223,056
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.35	7.83	12.48

Non-Comparable Leases (2)	Non- Anchors	Anchors	Total

Number of Leases	3	-	3
Gross Leasable Area (Sq.Ft.)	4,138	-	4,138
Base Rent/Sq.Ft. ($/Sq.Ft.)	$24.17	-	24.17

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	56	5	61
Gross Leasable Area (Sq.Ft.)	149,090	167,071	316,161
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.22	6.70	11.66

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2008

 (In thousands except per share and square footage data)

2ndQuarter 2008 Leasing Activity (1)

(Unconsolidated)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	3	-	3
Gross Leasable Area (Sq.Ft.)	10,890	-	10,890
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.56	-	19.56

Renewals	Non- Anchors	Anchors	Total

Number of Leases	4	-	4
Gross Leasable Area (Sq.Ft.)	7,144	-	7,144
Base Rent/Sq.Ft. ($/Sq.Ft.)	$26.18	-	26.18

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	-	-	-
Gross Leasable Area (Sq.Ft.)	-	-	-
Base Rent/Sq.Ft. ($/Sq.Ft.)	$-	-	-

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	7	-	7
Gross Leasable Area (Sq.Ft.)	18,034	-	18,034
Base Rent/Sq.Ft. ($/Sq.Ft.)	$22.18	-	22.18

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2008

 (In thousands except per share and square footage data)

2nd Quarter 2008 Leasing Activity (1)

(Total)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	14	1	15
Gross Leasable Area (Sq.Ft.)	46,975	52,882	99,857
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.85	4.25	10.17

Renewals	Non- Anchors	Anchors	Total

Number of Leases	46	4	50
Gross Leasable Area (Sq.Ft.)	116,011	114,189	230,200
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.89	7.83	12.90

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	3	-	3
Gross Leasable Area (Sq.Ft.)	4,138	-	4,138
Base Rent/Sq.Ft. ($/Sq.Ft.)	$24.17	-	24.17

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	63	5	68
Gross Leasable Area (Sq.Ft.)	167,124	167,071	334,195
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.75	6.70	12.22

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information

For the three and six months ended June 30, 2008 and 2007
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and six months ended June 30, 2008 and 2007, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and six months ended June 30, 2008 and 2007.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from continuing operations.

	Three months ended June 30, 2008	Three months ended June 30, 2007	% Increase -Decreased	Six months ended June 30, 2008	Six months ended June 30, 2007	% Increase -Decreased
Rental income and additional income:
"Same store" investment properties,126 properties
Rental income	$31,480	31,129	1.1%	62,998	62,318	1.1%
Tenant recovery income	12,152	10,611	14.5%	27,375	25,339	8.0%
Other property income	1,492	1,110	34.4%	1,976	1,830	8.0%
"Other investment properties
Rental income	830	1,673		2,402	1,892
Tenant recovery income	203	46		414	46
Other property income	3	8		9	9

Total rental income and additional income	$46,160	44,577		95,174	91,434

Property operating expenses:
"Same store" investment properties, 126 properties
Property operating expenses	$5,600	4,531	23.6%	14,217	12,540	13.4%
Real estate tax expense	8,064	7,841	2.8%	16,332	15,942	2.4%
"Other investment properties"
Property operating expenses	126	16		319	(87)
Real estate tax expense	161	-		293	-

Total property operating expenses	$13,951	12,388		31,161	28,395

Property net operating income
"Same store" investment properties	$31,460	30,478	3.2%	61,800	61,005	1.3%
"Other investment properties"	749	1,711		2,213	2,034

Total property net operating income	$32,209	32,189		64,013	63,039

Other income:
Straight-line income	57	465		82	607
Amortization of lease intangibles	63	87		80	172
Other income (expense)	(270)	1,310		1,084	2,540
Fee income from unconsolidated joint ventures	1,433	475		2,449	1,131
Gain on sale of joint venture interest	3,321	307		3,975	2,229
Gain on extinguishment of debt	-	319		-	319

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiary	(163)	10		(406)	(424)
Bad debt expense	(325)	(415)		(689)	(412)
Depreciation and amortization	(11,866)	(10,950)		(22,678)	(20,919)
Provision for asset impairment	(666)	-		(666)	-
General and administrative expenses	(3,538)	(3,040)		(6,591)	(6,364)
Interest expense	(10,869)	(12,357)		(22,609)	(23,761)
Minority interest	(103)	(111)		(216)	(219)
Equity in earnings of unconsolidated ventures	389	1,010		1,352	2,943
Income from continuing operations	$9,672	9,299		19,180	20,881

Inland Real Estate Corporation
Supplemental Financial Information
For the six months ended June 30, 2008
(In thousands except per share and square footage data)

Property Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built / Renovated

01/25/08	Fox Run Square	Naperville	IL	143,512	$23,150	7.4%	97%	Ace Hardware & Dominick's	1986
05/09/08	University of Phoenix (1)	Merrillville	IN	18,018	5,613	7.5%	100%	University of Phoenix	2006

				161,530	$28,763

Property Dispositions

Date	Property	City	State	GLA Sq. Ft.	Sale Price	Gain/Loss on Sale

02/13/08	Walgreen’s	Decatur	IL	13,500	$400	$(46)
02/28/08	Terramere Plaza	Arlington Heights	IL	40,965	5,300	876
04/17/08	Wilson Plaza	Batavia	IL	11,160	1,735	606

				65,625	$7,435	$1,436

Contribution to Joint Venture with Inland Real Estate Exchange Corporation

Date	Property	City	State	GLA Sq. Ft.	Contributed Value
05/15/08	Fox Run Square	Naperville	IL	143,512	$23,150

(1)

This property was  acquired through our joint venture with IREX

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$2,076	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,829	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,794	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,069	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,754	50.0%	5,823	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	8,948	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	188,213	50.0%	5,158	6,750
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	3,541	4,250
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,672	50.0%	(1,135)	16,481
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,804	50.0%	(97)	7,058
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	97,040	50.0%	692	4,837
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	545,556	50.0%	7,557	47,220
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	169,268	50.0%	4,067	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,837	5,796

					2,831,546		$57,159	$134,447

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	5.21% Fixed	May 2012	$8,200
Allstate	5.63% Fixed	March 2011	8,510
Allstate	4.84% Fixed	December 2009	11,800
Allstate	5.86% Fixed	March 2015	8,500
Capstone	5.45% Fixed	November 2014	74,264
Capstone	5.24% Fixed	November 2014	20,175
John Hancock Life Ins.	5.83% Fixed	February 2015	13,500
Midland Loan Servicing	4.94% Fixed	April 2012	17,500
Midland Loan Servicing	4.94% Fixed	April 2012	15,000
Principal	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,592
Prudential	5.35% Fixed	December 2011	16,500
Wachovia Securities	5.58% Fixed	April 2013	13,506
Wachovia Securities	5.66% Fixed	April 2013	2,650
Wachovia Securities	5.93% Fixed	April 2013	7,635
Wachovia Securities	7.56% Fixed	July 2011	32,962

Total / Weighted Average	5.66%Fixed		$268,894

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with TMK Development

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

01/5/06	TMK/Inland Aurora	Savannah Crossing	Aurora	IL	14 Acres	40.0%	$6,544	$-

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

06/06/06	NARE/Inland North Aurora I	North Aurora Towne Centre I	North Aurora	IL	31 Acres	45.0%	$3,422	$11,408
08/30/06	NARE/Inland North Aurora II	North Aurora Towne Centre II	North Aurora	IL	19 Acres	45.0%	2,548	2,513
09/10/07	NARE/Inland North Aurora III	North Aurora Towne Centre III	North Aurora	IL	63 Acres	45.0%	2,658	9,482

					113 Acres		$8,628	$23,403

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	4.11% Variable	August 2009	$25,351
La Salle	4.71% Variable	March 2009	5,585
La Salle	4.70% Variable	March 2009	21,070

Total / Weighted Average	4.41%Variable		$52,006

Development Joint Venture with Paradise Group

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

02/23/07	PDG/Tuscany Village Venture	Tuscany Village	Clermont	FL	53 Acres	15.0%	$5,977	$1,358

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

LaSalle Bank N.A.	4.81% Variable	November 2008	$9,052

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with Pine Tree Institutional Realty LLC

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

04/02/07	PTI Ft. Wayne, LLC	Orchard Crossing	Ft. Wayne	IN	32 Acres	85%	$3,585	$9,491

09/26/07	PTI Boise, LLC	Southshore Shopping Center	Boise	ID	7 Acres	85%	1,714	2,905

12/21/07	PTI Westfield, LLC	Lantern Commons	Westfield	IN	64 Acres	85%	5,759	10,076

					103 Acres		$11,058	$22,472

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	4.26% Variable	March 2009	$11,166

National City Bank	4.23% Variable	March 2010	3,418

National City Bank	4.23% Variable	December 2008	11,854

Total / Weighted Average	4.24%Variable		$26,438

Development Joint Venture with Tucker Development Corporation

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

05/12/07	TDC Inland Lakemoor	Shops at Lakemoor	Lakemoor	IL	74 Acres	48%	$7,332	$10,367

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America	3.79% Variable	August 2011	$21,598

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture with Inland Real Estate Exchange

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/27/07	IRC/IREX Venture	AT&T	Davenport	IA	75,000	1.29%	$58	$118

12/27/07	IRC/IREX Venture	AT&T	Evansville	IN	102,530	1.29%	77	121

12/27/07	IRC/IREX Venture	AT&T	Joplin	MO	75,000	1.29%	58	99

					252,530		$193	$338

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Parkway Bank	6.20% Fixed	December 2012	$9,182

Parkway Bank	6.20% Fixed	December 2012	9,369

Parkway Bank	6.20% Fixed	December 2012	7,699

Total / Weighted Average	6.20%Fixed		$26,250

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture Development Summary

Project / Entity	MSA	IRC % Interest(1)	Projected Completion Date	Projected Owned GLA	Projected Total GLA	Percent of Owned GLA Pre-leased / Committed	Total Estimated Project Cost	Cost Incurred as of June 30, 2008	Major Tenants and Non-owned Anchors

Savannah Crossing – IL TMK/Inland Aurora Venture LLC	Chicago	40%	Q4 2008	35,000	265,000	66.6%	$11,800	$6,270	Wal-Mart (non-owned)
									Walgreen’s
North Aurora Towne Centre Phase I (Outlots) – IL NARE/Inland North Aurora Venture LLC	Chicago	45%	Q4 2009	100,000	200,000	55.6%	35,800	18,985	Target (non-owned)
									JC Penney (non-owned)
									Best Buy
									La-Z-Boy
North Aurora Towne Centre Phase II – IL NARE/Inland North Aurora Venture II LLC	Chicago	45%	Q4 2009	165,000	230,000	-	26,700	8,517	Target (non-owned)
									JC Penney (non-owned)
									Ashley Furniture (non-owned)
North Aurora Towne Centre Phase III – IL NARE/Inland North Aurora Venture III LLC	Chicago	45%	Q4 2010	100,000	375,000	-	37,500	24,172	Target (non-owned)
									JC Penney (non-owned)
Tuscany Village – FL Paradise	Orlando	15%	Q4 2009	127,400	340,025	-	43,100	15,486	-

Orchard Crossing – IN PTI Ft. Wayne, LLC	Fort Wayne	85%	Q1 2009	118,168	258,168	49.9%	25,400	14,670	Target (non-owned)

Southshore Shopping Center – ID PTI Boise, LLC	Boise	85%	Q4 2009	90,000	90,000	-	13,700	394	-

Shops at Lakemoor - IL TDC Inland Lakemoor LLC	Chicago	48%	Q4 2011	275,000	535,000	-	94,700	29,424	-

Lantern Commons PTI Westfield, LLC	Indianapolis	85%	Q4 2010	172,400	441,400	-	65,900	19,777	-

Totals/WTD Avg				1,182,968	2,734,593	11.7%	$354,600	$137,695

(1)

The Company owns the development properties through joint ventures and earns a preferred return and then its pro rata share of earnings.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

IREX Joint Venture Property Status

Property	Location	% TIC Ownership	Pro Rata Share of Acquisition Fee	Acquisition Fee Earned for the six months ended June 30, 2008	Estimated Annualized Property Management Fee

FMC Technologies (1)	Houston, TX	100%	$1,525	19	37
Apria Healthcare (1)	Schaumburg, IL	100%	205	34	16
Delavan Crossing(1)	Delavan, WI	100%	241	241	54
Rainbow Foods (1)	West St. Paul, MN	100%	143	23	9
Greenfield Commons	Aurora, IL	0%	150	-	23
AT&T(1)	Davenport, IA	98.71%	329	326	28
AT&T(1)	Evansville, IN	98.71%	450	442	30
AT&T(1)	Joplin, MO	98.71%	329	326	24
Fox Run Square	Naperville, IL	0%	579	-	88
The University of Phonenix	Merrillville, IN	0%	140	-	11

			$4,091	$1,411	$320

(1)

These properties are not consolidated because upon the first sale of equity interest through the private placement offerings, the Company accounts for its equity interest under the equity method of accounting.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	June 30, 2008	December 31, 2007

Balance Sheet:

Assets:
Cash	$19,943	21,600
Investment in real estate, net	462,976	493,667
Construction in progress	137,696	135,890
Acquired lease intangibles, net	50,976	59,750
Accounts and rents receivable	14,640	13,113
Restricted cash	4,274	8,338
Leasing commissions, net	1,178	850
Loan fees, net	1,930	2,153
Other assets	3,592	6,939

Total assets	$697,205	742,300

Liabilities:
Accounts payable and accrued expenses	$4,313	7,978
Acquired lease intangibles, net	7,138	7,760
Accrued interest	1,375	1,300
Accrued real estate taxes	13,907	12,969
Security and other deposits	450	430
Mortgage payable	404,239	401,667
Prepaid rents and unearned income	3,472	3,863
Other liabilities	5,616	11,983

Total liabilities	440,510	447,950

Equity:
Inland	133,142	141,447
Other partners	123,553	152,903

Total equity	256,695	294,350

Total liabilities and equity	$697,205	742,300

Unconsolidated joint ventures had mortgages payable of $404,239 and $401,667 as of June 30, 2008 and December 31, 2007, respectively.  The Company’s proportionate share of these loans was $192,385 and $182,655 as of June 30, 2008 and December 31, 2007, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and six months ended June 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
Revenues:
Rental income	$10,631	10,366	22,152	20,173
Tenant recoveries	4,759	4,798	9,914	9,635
Other property income	100	452	226	563

Total revenues	15,490	15,616	32,292	30,371

Expenses:
Property operating expenses	2,613	2,175	5,826	4,878
Real estate tax expense	3,474	3,735	6,941	7,338
Depreciation and amortization	5,482	4,855	11,154	9,684
General and administrative expenses	60	39	108	75

Total expenses	11,629	10,804	24,029	21,975

Operating income	3,861	4,812	8,263	8,396

Other income	905	863	2,315	3,805
Interest expense	(4,473)	(3,503)	(8,937)	(7,132)

Income from continuing operations	$293	2,172	1,641	5,069

IRC’s pro rata share	$389	1,010	1,352	2,943

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property List

As of June 30, 2008, we owned 129 investment properties, comprised of 27 single-user retail properties, 61 Neighborhood Retail Centers, 16 Community Centers, and 25 Power Centers.  These investment properties are located in the states of Florida (1), Illinois (78), Indiana (7), Michigan (1), Minnesota (29), Missouri (1), Nebraska (1), Ohio (3), Tennessee (1) and Wisconsin (7).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)
Single-User

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	Bally's Total Fitness

Carmax Schaumburg, IL	93,333	12/98	1998	100%	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	Carmax

Circuit City Traverse City, MI	21,337	01/99	1998	100%	Circuit City (b)

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	Cub Foods (b)

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	Dominick's Finer Foods

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	Dominick's Finer Foods (b)

Dominick's Hammond, IN	71,313	05/99	1999	100%	Food 4 Less

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	Dominick's Finer Foods

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	Eckerd Drug Store

Hammond Mills f/k/a Hollywood Video Hammond, IN	7,488	12/98	1998	100%	None

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	Home Goods

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	Michael's

Petsmart Gurnee, IL	25,692	04/01	1997	100%	Petsmart

Pic 'N Save Waupaca, WI	63,780	03/06	2002	100%	Pic ‘N Save

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	None

Spingbrook Market West Chicago, IL	78,158	01/98	1990	100%	Springbrook Market

Staples Freeport, IL	24,049	12/98	1998	100%	Staples

The University of Phoenix
Merrillville, IN	18,018	5/2008	2006	100%	The University of Phoenix

Tweeter Home Entertainment Schaumburg, IL	9,988	09/99	1998	100%	None

Verizon Joliet, IL	4,504	05/97	1995	100%	None

Walgreens Jennings, MO	15,120	10/02	1996	100%	Walgreen’s (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	9,970	11/97	1985/2004	100%	None

Aurora Commons Aurora, IL	126,908	01/97	1988	100%	Jewel Food Stores

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	96%	Coborn’s Super Store

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	98%	Buehler’s Food Markets

Butera Market Naperville, IL	67,632	03/95	1991	100%	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,339	09/99	1988	100%	Byerly's Food Store
					Erik's Bike Shop

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Caton Crossing Eagan, MN	83,792	06/03	1998	96%	Strack & Van Til

Cliff Lake Centre Eagan, MN	73,582	09/99	1988	88%	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	97%	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	82%	Schroeder's Ace Hardware
					Illinois State of Secretary
Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	95%	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	100%	Walgreen’s (c)

Fox Run Square Naperville, IL	143,512	01/08	1986	97%	Dominick’s Finer Foods

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	None
Golf Road Shopping Center Niles, IL	26,109	04/97	1982	86%	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	54%	None

Greenfield Commons Aurora, IL	32,258	10/07	2005	100%	Factory Card Outlet
					Office Depot
Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	97%	Dominick's Finer Foods
					Deal’s
Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	97%	None

High Point Center Madison, WI	86,004	04/98	1984	64%	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	Office Depot

Iroquois Center Naperville, IL	140,981	12/97	1983	97%	Sears Logistics Services
					Planet Fitness
					Big Lots Xilin Association

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	91%	Food 4 Less

Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	91%	Rainbow

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	Giant Eagle, Inc
Montgomery Plaza f/k/a Goodyear Montgomery, IL	12,903	09/95	1991	100%	None
Mundelein Plaza Mundelein, IL	16,803	03/96	1990	79%	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	95%	Go Play

Northgate Center Sheboygan, WI	73,647	04/05	2003	98%	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	96%	Food 4 Less
					Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	38%	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	None

Orland Greens Orland Park, IL	45,031	09/98	1984	90%	Shoe Carnival
					Dollar Tree
Orland Park Retail Orland Park, IL	8,500	02/98	1997	80%	None

Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	94%	Fashion Bug
					Rainbow
Park St. Clair Schaumburg, IL	11,859	12/96	1994	35%	None

Plymouth Collection Plymouth, MN	40,815	01/99	1999	100%	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	100%	None
River Square Naperville, IL	58,260	06/97	1988	92%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Riverplace Center Noblesville, IN	74,414	11/98	1992	100%	Kroger
					Fashion Bug
Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	Binny's

Rose Plaza East Naperville, IL	11,658	01/00	1999	86%	None

Rose Plaza West Naperville, IL	14,335	09/99	1997	57%	None

Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	92%	Sears Hardware

Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	100%	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	97%	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	23%	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	97%	Bally Total Fitness
					Office Depot
St. James Crossing Westmont, IL	49,994	03/98	1990	94%	None

Stuart's Crossing St. Charles, IL	85,529	08/98	1999	93%	Jewel Food Stores

Townes Crossing Oswego, IL	105,989	08/02	1988	97%	Jewel Food Stores

V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	96%	V. Richards Market
					Guitar Center
					Pedro’s Mexican Restaurant
Wauconda Crossing Wauconda, IL	90,290	09/06	1997	99%	Dominick's Finer Foods (b)
					Walgreen’s
Wauconda Shopping Ctr Wauconda, IL	34,137	05/98	1988	100%	Dollar Tree

Westriver Crossing Joliet, IL	32,452	08/99	1999	79%	None

Western & Howard Chicago, IL	11,974	04/98	1985	100%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Winnetka Commons New Hope, MN	42,415	07/98	1990	91%	Frattalone’s Hardware

Wisner/Milwaukee Plaza Chicago, IL	14,426	02/98	1994	100%	None

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	87%	Jewel Food Stores
					U.S. Postal Service
Community Centers

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	100%	Cost Plus World Market
					Linens ‘N Things

Bergen Plaza Oakdale, MN	262,720	04/98	1978	89%	K-Mart
					Rainbow
					Dollar Tree

Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	99%	Linens & Things
					Barnes & Noble
					Dress Barn

Burnsville Crossing Burnsville, MN	97,310	09/99	1989	88%	Schneiderman’s Furniture
					Petsmart

Chestnut Court Darien, IL	170,027	03/98	1987	88%	Office Depot
					Powerhouse Gym
					Loyola Medical Center
					Stein Mart Factory Card Outlet

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	Factory Card Outlet

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	72%	Clark Furniture
					Jewel Food Stores
					Office Depot
					Petsmart
					Jo-Ann Fabrics
					Books-A-Million
					Global Rehabilitation Clinic

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Lake Park Plaza Michigan City, IN	229,639	02/98	1990	94%	Wal-Mart
					Valuland (b)
					Jo Ann Fabrics
					Factory Card Outlet

Park Center Tinley Park, IL	194,599	12/98	1988	90%	Central Grocers
					Bally's Total Fitness
					The Furniture Box
					Chuck E. Cheese Old Country Buffet

Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	Home Depot
					Rainbow
					Petsmart
					Office Max
					Old Navy
					Party City

Skokie Fashion Square Skokie, IL	84,580	12/97	1984	80%	Office Depot

Skokie Fashion Square II Skokie, IL	7,151	11/04	1984	100%	None

Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	K-Mart
					Kroger

Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	Marshall’s
					Factory Card Outlet

Village Ten Coon Rapids, MN	211,472	08/03	2002	98%	Lifetime Fitness
					Cub Foods
					Dollar Tree Stores

Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	95%	Dominick's Finer Foods
					Jewish Community Center Harris Bank
Power Centers

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	97%	Staples
					Berean Bookstore
					Petsmart
					Famous Footwear Factory Card Outlet

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	99%	Best Buy
					K-Mart
					Bed, Bath & Beyond
					The Sports Authority
					Cost Plus
					Borders Books
					Office Depot
Deer Trace Kohler, WI	149,881	07/02	2000	98%	Elder Beerman
					TJ Maxx
					Michael's
					Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	None

Joliet Commons Joliet, IL	158,922	10/98	1995	92%	Cinemark
					Petsmart
					Barnes & Noble
					Old Navy
					MC Sports Old Country Buffet
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	Office Max

Lansing Square Lansing, IL	233,508	12/96	1991	77%	Sam's Club
					Bargain Books
Mankato Heights Mankato, MN	155,173	04/03	2002	100%	TJ Maxx
					Michael’s
					Old Navy
					Pier One Petco Famous Footwear

Maple Park Place Bolingbrook, IL	218,762	01/97	1992/2004	100%	Powerhouse Gym
					Office Depot
					Jo Ann Fabrics
					Sportmart
					Best Buy
Naper West Naperville, IL	164,812	12/97	1985	86%	Barrett’s Home Theater Store
					Lifestyles by Interiors, Etc
Naper West II Naperville, IL	50,000	10/02	1985	73%	JoAnn Fabrics

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	67%	Staples
					Sam’s Wine & Spirits TREK Bicycle Store

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	99%	Office Max
					Petsmart

Pine Tree Plaza Janesville, WI	187,413	10/99	1998	100%	Gander Mountain
					TJ Maxx
					Staples
					Michaels Stores
					Old Navy LLC
					Petco
					Famous Footwear

Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	79%	Rainbow
					The Sports Authority
					Office Max
					Petco
					Party City

Rivertree Court Vernon Hills, IL	298,862	07/97	1988	98%	Best Buy
					Kerasotes Theaters
					Office Depot
					TJ Maxx
					Petsmart
					Michaels Stores
					Ulta Salon
					Old Country Buffet Harlem Furniture
Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	Staples
					PetsMart

Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	TJ Maxx
					Marshall’s

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	Linens and Things
					Pier 1 Imports
					DSW Shoe Warehouse
Shakopee Valley Marketplace Shakopee, MN	146,430	12/02	2000 / 2001	100%	Kohl's
					Office Max
Shakopee Outlot Shakopee, MN	12,285	03/06	2007	100%	None

Shoppes at Grayhawk Omaha, NE	221,000	02/06	2001/2004	97%	Lowe’s
					Michael’s

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Shops at Orchard Place Skokie, IL	165,141	12/02	2000	94%	Best Buy
					DSW Shoe Warehouse
					Ulta Salon
					Pier 1 Imports
					Petco Walter E Smithe Factory Card Outlet
University Crossing Mishawaka, IN	111,651	10/03	2003	87%	Marshall’s
					Babies R Us
					Petco
					Dollar Tree Stores
					Pier One Imports

Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	78%	Kohl's
					Barnes & Noble
					Joseph A. Banks Clothiers

Total	10,952,511			93%

As of June 30, 2008, we owned 17 investment properties through our joint ventures, comprised of 3 Single User, 7 Neighborhood Retail Centers, 3 Community Centers, 1 Lifestyle Center, and 3 Power Centers.  These investment properties are located in the states of Illinois (12), Indiana (1), Iowa (1), Minnesota (1), Missouri (1) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single User

AT&T Davenport, IA	75,000	12/07	2007	100%	AT &T

AT&T Evansville, IN	102,530	12/07	1996/2007	100%	AT &T

AT&T Joplin, MO	75,000	12/07	2007	100%	AT &T

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers
Cobbler Crossing Elgin, IL	102,643	05/97	1993	90%	Jewel Food Stores

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	MGM Liquor Warehouse
					Cub Foods
Mapleview Grayslake, IL	114,804	03/05	2000	98%	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	Jewel Food Store
					Marshall’s Dept. Store
Ravinia Plaza Orland Park, IL	101,384	11/06	1990	98%	Borders
					Pier 1 Imports House of Brides

Regal Showplace Crystal Lake, IL	97,040	03/05	1998	96%	Regal Cinemas
The Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	97%	Jewel Food Store
Community Centers

Chatham Ridge Chicago, IL	175,754	02/00	1999	96%	Cub Foods (b)
					Marshall’s Dept. Store
					Bally Total Fitness
Greentree Centre & Outlot Caledonia, WI	169,268	02/05	1990/1993	99%	Pic n Save
					K-Mart
Thatcher Woods Center River Grove, IL	188,213	04/02	1969/1999	100%	Walgreens
					A.J. Wright
					Olson’s Ace Hardware
					Hanging Garden Banquet
					Binny’s Beverage Depot
					Dominick’s Finer Foods

Lifestyle Center

Algonquin Commons
Algonquin, IL	545,556	02/06	2004/2005	78%	Circuit City
					PetsMart
					Office Max
					Barrett’s Home Theater
					Border's
					Pottery Barn
					Old Navy
					DSW Warehouse
					Dick's Sporting Goods
					Trader Joe's Ulta

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)
Power Center

Orland Park Place Orland Park, IL	599,672	04/05	1980/1999	93%	K & G Superstore
					Old Navy
					Cost Plus World Market
					Stein Mart
					Tiger Direct
					Barnes & Noble DSW Shoe Warehouse Bed, Bath & Beyond Sports Authority Binny’s Beverage Depot Office Depot Dick’s Sporting Goods Marshall’s Filene’s Basement

Randall Square Geneva, IL	216,485	05/99	1999	99%	Marshall’s Dept. Store
					Bed, Bath & Beyond
					Old Navy
					Factory Card Outlet
					Shoe Carnival
					Petsmart
					Michaels Stores
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973, 1975 1997	97%	Toys R Us
					Luna Carpets
					Cost Plus World Market
					Party City
					Discovery Clothing
					Harlem Furniture
					REI Steve & Barry’s
Total	3,084,076			94%

Total /Weighted Average	14,036,587			93%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of the lease, the tenant has a right to terminate prior to the lease expiration date.

(d)

In February 2008, Wickes Furniture filed for bankruptcy and is liquidating.  All leases have been rejected.  Wickes Furniture represented approximately one percent of our total base rent in 2007.  We are actively marketing these spaces to release them when vacated by the tenant in a timely fashion in order to limit the potential lost revenue.  A lease has already been signed for the Minnesota location which includes expansion of the gross leasable area of the investment property